Exhibit 99.1

       Alliance Semiconductor Names Jeff Parsons as New Vice President of
             Finance and Administration and Chief Financial Officer

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Dec. 7, 2004--Alliance Semiconductor Corporation (Nasdaq:ALSC), a worldwide provider of analog and mixed signal products, high-performance memory products and systems solutions for the communications, computing, embedded, industrial and consumer markets, today announced the appointment of Jeff Parsons as its new Vice President of Finance and Administration and Chief Financial Officer.
    Mr. Parsons succeeds Ronald K. Shelton who is leaving to pursue other interests. Mr. Shelton will remain with the Company through Jan. 15, 2005 to assist in the transition of responsibilities to Mr. Parsons.
    Mr. Parsons, 45, has served as the Company's Corporate Controller since August 2002. From February 2000 to August 2001, he was the Director of Finance at Lara Networks. Mr. Parsons served as Director of Finance for Cirrus Logic from April 1996 to July 1999 and worked as a Divisional Controller at Cypress Semiconductor from September 1993 to March 1996. Mr. Parsons received his BA from Vanderbilt University in 1980 and his MBA from Carnegie-Mellon University in 1983.
    "We thank Ron for the contributions he has made to Alliance and wish him well," said N.D. Reddy, Alliance's president and CEO. "Since joining the Company in 2002, he has played a key role in our diversification strategy and execution and has been a valued member of the Alliance management team." Reddy continued, "We are pleased to have Jeff assume an expanded role in the organization and are confident that his experience and background will serve the Company well as we continue to focus our efforts on expanding and diversifying our business."

    About Alliance

    Alliance Semiconductor Corporation (Nasdaq:ALSC) is powering every application with high performance solutions for the communications, computing and consumer electronics markets. Utilizing advanced process technologies and design expertise, Alliance provides leading OEMs with a broad portfolio of complementary technologies including analog and mixed-signal products, chip-to-chip connectivity products, networking controllers and high-performance memories. Alliance addresses the complete needs of system developers by leveraging its proprietary advances in Electromagnetic Interference (EMI) reduction, power management and timing technology, HyperTransport(TM) I/O connectivity and specialized memory solutions for next-generation applications. Founded in 1985, Alliance is headquartered in Santa Clara, Calif., with design centers in Bangalore and Hyderabad, India. The company is publicly traded and included in the S&P 600 Index. Additional information is available on the Alliance website at: http://www.alsc.com.

    Forward-Looking Statements

    Except for historical information, the above statements of this press release are forward-looking statements, including, for example, statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include such factors, among others, as further significant price erosion of the Company's products; continued significantly decreased demand and increased competitive environment for the Company's products; the Company's potential status as an Investment Act of 1940 reporting company; obsolescence of the Company's products; further accumulation of excess inventory or price erosion or obsolescence of existing inventory, any of which may result in charges against the Company's earnings; inability to timely ramp up production of and deliver new or enhanced products; inability to successfully recruit and retain qualified technical and other personnel; adverse developments in current or future litigation or administrative proceedings; further diminution in value of investments made by Alliance or by Alliance Venture Management, LLC; cancellation of orders in the Company's backlog and the risk factors listed in the Company's Form 10-K filed on June 10, 2004 and Form 10-Q filed on Nov. 4, 2004 which have been filed with the Securities and Exchange Commission, and which are available through the Company's home page, http://www.alsc.com. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.



    CONTACT: Alliance Semiconductor Corporation
             Ron Shelton, 408-855-4958
             rshelton@alsc.com
             or
             Investor Contact:
             Shelton Investor Relations
             Lynette Stein, 972-239-5119 ext.115
             lstein@sheltongroup.com